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                                                                    EXHIBIT 99.1

At Home Corporation Announces Offering of Convertible Subordinated Debentures

REDWOOD CITY, Calif., Dec. 18 -- At Home Corporation (Nasdaq: ATHM
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- news) today announced that it intends to raise approximately $200 million
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(excluding proceeds of the over-allotment option, if any) through an offering of convertible subordinated debentures within the United States to qualified institutional investors.

The Company stated that it intends to use the net proceeds of the offering for general corporate purposes, including working capital and capital expenditures, including those associated with domestic and international expansion and additional backbone capacity. A portion of the net proceeds also may be used to acquire or invest in complementary businesses or products or to obtain the right to complementary technologies.

The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from the registration requirements.